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                                                                       EXHIBIT 2


               IDENTIFICATION AND CLASSIFICATION OF REPORTING ENTITIES


              The reporting entities filing this Amendment No. 2 to Schedule 13G consist of the following:


       Name                          Citizenship
       ----                          -----------

       Robert B. Goergen             United States citizen

       Pamela M. Goergen             United States citizen

       The Goergen Foundation, Inc.  Connecticut non-stock corporation

       Trust for the Benefit of      Trust organized under the laws of the state
       Alice B. McCool               of Florida